Exhibit 99.1

Inphi Announces Definitive Agreement to Acquire Cortina Systems, Inc.,

a Leader in Network Infrastructure

•	Expands Inphi’s Networking and Optical Interconnect product portfolio and addressable markets

•	Highly synergistic at tier one service provider, data center and enterprise OEMs

•	Valuable expertise and resources in wireline network infrastructure with a portfolio of patents and IP

•	Anticipate additional $20M in revenue per quarter at higher gross margins than Inphi’s gross margins

•	Expect 50% improvement in total quarterly operating income as a % of revenue on non-GAAP basis

SANTA CLARA, July 30, 2014 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed, mixed signal semiconductor solutions for the communications, data center and computing markets, and Cortina Systems, Inc. (Cortina®), a leader in network infrastructure for optical transport and high speed networking interconnects, today announced they have entered into a definitive agreement, under which Inphi will acquire Cortina’s High-Speed Interconnect and Optical Transport product lines for $52.5 million in cash and $73.5 million in stock. The acquisition does not include Cortina’s Access and Digital Home business, which is currently scheduled to be divested prior to the acquisition close and will continue as an independent company.

Cortina is an established leader in optical transport and networking interconnects with a rich portfolio of products that span 1G to 100G Ethernet and OTN. Cortina’s success with these products has been validated with multiple design wins at tier one networking OEMs over the years, making Cortina a market leader in the network infrastructure segment. The acquisition is expected to solidify Inphi’s already strong position as a leading-edge supplier of optical and networking interconnect solutions while further extending Inphi’s product portfolio for the fast growing enterprise and cloud data center markets.

Inphi’s Networking Interconnect products with their leadership in 100G SerDes and CDR, will be complemented with 10G/15G/40G PHY interconnects, thus completing a high growth product portfolio and creating a market leader for high speed networking interconnects.

Inphi’s Optical Interconnect products with their established leadership in 100G amplifiers and drivers for the transport segment will be further strengthened by Cortina’s 10G/40G/100G framer mapper products, creating an industry leader for the optical transport interconnects.

Cortina’s highly skilled and experienced R&D engineering team will continue to innovate and develop products for the network infrastructure market with a focus on the datacenter and enterprise segment. With Inphi’s proven excellence in highly challenging engineering, Inphi believes that the combined product development teams of the two companies will result in a premier R&D organization that will be a world leader in high-speed analog circuits, signal integrity, digital signal processing, complex digital architectures and algorithms, low power mixed signal expertise, high-speed packaging and quality manufacturing at advanced process nodes.

“We are truly excited about the interconnect market leader this merger creates for service provider and data center customers. We are excited to add Cortina’s industry-leading products to our portfolio and talented employees to our team. We believe the combined entity will bring financial efficiencies in revenue, gross margin and operating income, that we expect will deliver significant value for our shareholders,” said Ford Tamer, President and CEO, Inphi.

The transaction is expected to close in late September or October subject to approval by the shareholders of Cortina, the receipt of regulatory approvals and other customer closing conditions.

Conference Call

Inphi Corporation will host a conference call at 8:00 am EST to discuss the details of the transaction. To participate via telephone, the toll free dial-in number is 877-415-3183; international callers should dial 857-244-7326, participant passcode: 87370534. Please dial-in 10 minutes prior to the scheduled conference call time. The replay of the conference call will be archived on Inphi’s website at http://investors.inphi.com.

About Inphi

Inphi Corporation is a leading provider of high-speed, mixed signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

About Cortina Systems

Cortina Systems, Inc. is a leading provider of high-performance communications semiconductor solutions enabling next generation network connectivity and efficient bandwidth delivery from the core network to the home network. Our broad product portfolio includes carrier-class semiconductor devices for next generation optical transport and passive optical network systems, as well as data center connectivity and digital home solutions.

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Cautionary Note Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: the expected benefits of the pending acquisition of Cortina’s High-Speed Interconnect and Optical Transport product lines, timing of acquisition and the effect of the transaction on the Company. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: failure to consummate the acquisition; the effects of the acquisition on the Company’s financial results; the potential inability to successful integrate Cortina’s High-Speed Interconnect and Optical Transport product lines, including the potential inability to retain employees, customer or vendors; the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi Corporation

408-217-7329

kmarkle@inphi.com